EXHIBIT 99.1

Provident Community Bancshares, Inc. Receives Deficiency Notice From NASDAQ

ROCK HILL, S.C., Sept. 24, 2009 (GLOBE NEWSWIRE) -- Provident Community Bancshares, Inc. (Nasdaq:PCBS) (the "Corporation") today announced that on September 22, 2009, it received a letter from The NASDAQ Stock Market (the "Notification") providing notice that, for 30 consecutive trading days, the Corporation's common stock had not maintained a minimum market value of publicly held shares ("MVPHS") of $5 million as required for continued inclusion on The Nasdaq Global Market by Listing Rule 5450(b)(1)(c). For NASDAQ purposes, MVPHS is the market value of the Corporation's publicly held shares, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding. The Notification has no effect on the listing of the Corporation's securities at this time.

NASDAQ has provided the Corporation 90 calendar days, or until December 21, 2009, to regain compliance with the rules. If, at any time before December 21, 2009, the MVPHS is at least $5 million for a minimum of 10 consecutive trading days, NASDAQ will provide written notification that the Corporation has achieved compliance with Listing Rule 5450(b)(1)(c) and the Corporation's shares will continue to trade on The Nasdaq Global Market. If the Corporation does not regain compliance by December 21, 2009, the NASDAQ Staff will provide written notification that the Corporation's securities will be delisted. At that time, the Corporation may appeal the delisting determination to a Listings Qualifications Panel.

Dwight V. Neese, Chief Executive Officer and President stated, "Unfortunately, the trading price of the Corporation's common stock, along with the securities of many other financial institutions, has been at low levels recently. Should our stock price not recover to the level that would allow us to satisfy this NASDAQ market value rule in sufficient time, the Corporation has the option of applying for listing on the Nasdaq Capital Market. Alternatively, the Corporation may seek to have its common stock quoted on the Over-the-Counter Bulletin Board. We believe that the Corporation presently meets the requirements for the Nasdaq Capital Market, although there can be no assurance that we will continue to do so. We further believe that listing on the Nasdaq Capital Market or the OTC-Bulletin Board should not significantly impact the Corporation or our common stock values going forward."

COMPANY INFORMATION

Provident Community Bancshares is the holding company for Provident Community Bank, N.A., which operates nine community oriented banking centers in the upstate of South Carolina that offer a full array of financial services. The Corporation is headquartered in Rock Hill, South Carolina and its common stock is traded on The Nasdaq Global Market under the symbol PCBS. Please visit our website at www.providentonline.com or contact Wanda J. Wells, SVP/Shareholder Relations Officer at wwells@providentonline.com or Richard H. Flake, EVP/CFO at rflake@providentonline.com.

The Provident Community Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4963

FORWARD-LOOKING STATEMENTS

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risk and uncertainties, which may change over time. The Corporation's performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Corporation's actual results, see the Corporation's Annual Report in Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report. Forward-looking statements speak only as of the date they are made. The Corporation does not assume any duty and does not undertake to update its forward-looking statements.

CONTACT:  Provident Community Bancshares, Inc.
          Dwight V. Neese, President and Chief Executive Officer
          803.980.1863